Exhibit 99.1

ChemoCentryx Announces FDA Approval of TAVNEOSTM (avacopan) in ANCA-Associated Vasculitis

— First FDA-approved orally-administered inhibitor of the complement 5a receptor —

— Company to hold conference call at 8:30 a.m. Eastern Time —

SAN CARLOS, Calif., OCTOBER 8, 2021 — ChemoCentryx, Inc., (Nasdaq: CCXI), today announced that the U.S. Food and Drug Administration (FDA) has approved TAVNEOS (avacopan), an orally administered selective complement 5a receptor inhibitor, as an adjunctive treatment of adult patients with severe active anti-neutrophil cytoplasmic autoantibody-associated vasculitis (also known as ANCA-associated vasculitis or ANCA vasculitis), specifically granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA) (the two main forms of ANCA vasculitis), in combination with standard therapy. ANCA-associated vasculitis is a systemic autoimmune disease in which over-activation of the complement system further activates neutrophils, leading to inflammation and eventual destruction of small blood vessels. This results in organ damage and failure, with the kidney as the major target, and is often fatal if not treated.

“Today is a momentous day in the history of ChemoCentryx; the culmination of decades of effort aimed at offering new hope to patients with this and other debilitating and deadly diseases,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer of ChemoCentryx. “We look forward to making TAVNEOS available to clinicians and patients in the next few weeks. We thank the Agency for their collaboration and consideration and we are also immensely grateful to the pioneering scientists, clinicians and patients who believed in the promise of TAVNEOS and who have worked tirelessly to make it a reality, along with my dedicated and talented colleagues at ChemoCentryx.”

“I am excited that our work has helped lead to the first-in-a-decade approval of a medicine for ANCA-associated vasculitis. This is an important step forward in the treatment of this disease,” said the trial’s co-primary academic investigator Peter A. Merkel, MD, MPH, the Chief of Rheumatology at the Perelman School of Medicine at the University of Pennsylvania, Director of the international Vasculitis Clinical Research Consortium, and consultant to ChemoCentryx. “Patients will now have access to a new class of medication that provides beneficial effects for the treatment of ANCA-associated vasculitis.”

“The vasculitis community is elated that TAVNEOS is now approved, bringing a much-needed new treatment option to patients living with this devastating disease,” said Joyce Kullman, Executive Director, Vasculitis Foundation. “There is a significant unmet need in the treatment of ANCA-associated vasculitis, with current therapies often leading to serious, even fatal, side effects and a diminished quality of life. We believe new therapies like TAVNEOS may offer a brighter future for these patients.”

TAVNEOS is the first FDA approved orally-administered inhibitor of the complement C5a receptor. The approval in ANCA-associated vasculitis was supported by the results of the pivotal Phase III ADVOCATE trial, which were highlighted in the February 2021 edition of The New England Journal of Medicine (NEJM). The ADVOCATE trial of TAVNEOS was a global, randomized, double-blind, active-controlled, double-dummy Phase III trial of 330 patients with ANCA-associated vasculitis in 20 countries. Eligible study subjects were randomized to receive either rituximab or cyclophosphamide (followed by azathioprine/mycophenolate) and either TAVNEOS (avacopan) or study-supplied oral prednisone. Subjects in both treatment groups could also receive non-protocol glucocorticoids if needed. The study met its primary endpoints of disease remission at 26 weeks and sustained remission at 52 weeks, as assessed by the Birmingham Vasculitis Activity Score, or BVAS. The study demonstrated superiority to a prednisone-based standard of care with respect to sustained remission at 52 weeks. The most common adverse reactions (≥5% of patients and higher in the TAVNEOS group vs. prednisone group) were: nausea, headache, hypertension, diarrhea, vomiting, rash, fatigue, upper abdominal pain, dizziness, blood creatinine increase, and paresthesia.

ChemoCentryx has developed TAVNEOS Connect, a patient support program designed to assist patients who are prescribed TAVNEOS. To learn more about TAVNEOS Connect, or TAVNEOS, visit www.TAVNEOS.com.

ChemoCentryx is responsible for the discovery and development of TAVNEOS (avacopan) and owns the commercial rights to the drug in the United States. ChemoCentryx’s Kidney Health Alliance with Vifor Pharma provides Vifor Pharma with exclusive rights to commercialize TAVNEOS in markets outside of the U.S.

TANVEOS (avacopan) is also approved for the treatment of microscopic polyangiitis and granulomatosis with polyangiitis (the two main forms of ANCA-associated vasculitis) in Japan. The regulatory decision in Europe following the European Medicines Agency (EMA) review is expected by the end of 2021.

Conference Call and Webcast

ChemoCentryx will host a conference call and webcast today, October 8, 2021 at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time. To participate by telephone, please dial (877) 303-8028 (Domestic) or (760) 536-5167 (International). The conference call ID number is 9576954. A live and archived audio webcast can be accessed through the Investors section of the Company’s website at www.ChemoCentryx.com. The archived webcast will remain available on the Company’s website for fourteen (14) days following the conference call.

INDICATION

TAVNEOS (avacopan) is indicated as an adjunctive treatment of adult patients with severe active anti-neutrophil cytoplasmic autoantibody (ANCA)-associated vasculitis (granulomatosis with polyangiitis [GPA] and microscopic polyangiitis [MPA]) in combination with standard therapy including glucocorticoids. TAVNEOS does not eliminate glucocorticoid use.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS

Serious hypersensitivity to avacopan or to any of the excipients

WARNINGS AND PRECAUTIONS

Hepatotoxicity: Serious cases of hepatic injury have been observed in patients taking TAVNEOS, including life-threatening events. Obtain liver test panel before initiating TAVNEOS, every 4 weeks after start of therapy for six months and as clinically indicated thereafter. Monitor patients closely for hepatic adverse reactions, and consider pausing or discontinuing treatment as clinically indicated (refer to section 5.1 of the Prescribing Information). TAVNEOS is not recommended for patients with active, untreated and/or uncontrolled chronic liver disease (e.g., chronic active hepatitis B, untreated hepatitis C, uncontrolled autoimmune hepatitis) and cirrhosis. Consider the risk and benefit before administering this drug to a patient with liver disease.

Serious Hypersensitivity Reactions: Cases of angioedema occurred in a clinical trial, including one serious event requiring hospitalization. Discontinue immediately if angioedema occurs and manage accordingly. TAVNEOS must not be re-administered unless another cause has been established.

Hepatitis B Virus (HBV) Reactivation: Hepatitis B reactivation, including life threatening hepatitis B, was observed in the clinical program. Screen patients for HBV. For patients with evidence of prior infection, consult with physicians with expertise in HBV and monitor during TAVNEOS therapy and for six months following. If patients develop HBV reactivation, immediately discontinue TAVNEOS and concomitant therapies associated with HBV reactivation, and consult with experts before resuming.

Serious Infections: Serious infections, including fatal infections, have been reported in patients receiving TAVNEOS. The most common serious infections reported in TAVNEOS group were pneumonia and urinary tract infections. Avoid use of TAVNEOS in patients with active, serious infection, including localized infections.

Consider the risks and benefits before initiating TAVNEOS in patients with chronic infection, at increased risk of infection or who have been to places where certain infections are common.

ADVERSE REACTIONS

The most common adverse reactions (≥5% of patients and higher in the TAVNEOS group vs. prednisone group) were: nausea, headache, hypertension, diarrhea, vomiting, rash, fatigue, upper abdominal pain, dizziness, blood creatinine increased, and paresthesia.

DRUG INTERACTIONS

Avoid coadministration of TAVNEOS with strong and moderate CYP3A4 enzyme inducers. Reduce TAVNEOS dose when co-administered with strong CYP3A4 enzyme inhibitors to 30 mg once daily. Monitor for adverse reactions and consider dose reduction of certain sensitive CYP3A4 substrates.

Please see Full Prescribing Information and Medication Guide for TAVNEOS.

About TAVNEOSTM (avacopan)

TAVNEOS (avacopan), approved by the FDA as an adjunctive treatment of ANCA-associated vasculitis, is a first-in-class, orally-administered small molecule that employs a novel, highly targeted mode of action in complement-driven autoimmune and inflammatory diseases. While the precise mechanism in ANCA vasculitis has not been definitively established, TAVNEOS, by blocking the complement 5a receptor (C5aR) for the pro-inflammatory complement system fragment known as C5a on destructive inflammatory cells such as blood neutrophils, is presumed to arrest the ability of those cells to do damage in response to C5a activation, which is known to be the driver of ANCA vasculitis. TAVNEOS’s selective inhibition of only the C5aR leaves the beneficial C5a pathway through the C5L2 receptor functioning normally.

ChemoCentryx is also developing TAVENOS for the treatment of patients with C3 glomerulopathy (C3G), hidradenitis suppurativa (HS) and Lupus Nephritis (LN). The U.S. Food and Drug Administration granted TAVNEOS orphan drug designation for ANCA-associated vasculitis and C3G. The European Commission has granted orphan medicinal product designation for TAVNEOS for the treatment of two forms of ANCA-associated vasculitis: microscopic polyangiitis and granulomatosis with polyangiitis (formerly known as Wegener’s granulomatosis), as well as for C3G.

About ANCA-Associated Vasculitis

ANCA-associated vasculitis is a systemic disease in which over-activation of the complement pathway further activates neutrophils, leading to inflammation and destruction of small blood vessels. This results in organ damage and failure, with the kidney as the major target, and is fatal if not treated. Currently, treatment for ANCA-associated vasculitis consists of courses of non-specific immuno-suppressants (cyclophosphamide or rituximab), combined with the administration of daily glucocorticoids (steroids) for prolonged periods of time, which can be associated with significant clinical risk including death from infection.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company commercializing and developing new medications for inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies. In the United States, ChemoCentryx markets TAVNEOSTM (avacopan), the first approved orally-administered inhibitor of the complement 5a receptor as an adjunctive treatment for adult patients with severe active ANCA-associated vasculitis. TAVNEOS is also in late-stage clinical development for the treatment of severe Hidradenitis Suppurativa and C3 glomerulopathy (C3G). Additionally, ChemoCentryx has early-stage drug candidates that target chemoattractant receptors in other inflammatory and autoimmune diseases and in cancer. For more information visit www.chemocentryx.com

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”

“anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding the achievement of anticipated goals and milestones, the timing in which TAVNEOS will be available to patients and whether TAVNEOS will be shown to be effective in ongoing or future clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Susan M. Kanaya

Executive Vice President,

Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

Lee Roth

212.213.0006

lroth@burnsmc.com